UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2025

CAMP4 THERAPEUTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42365	81-1152476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 1400 West, 3rd Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (617) 651-8867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAMP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

From time to time, Camp4 Therapeutics Corporation (the “Company”) intends to conduct meetings with third parties in which its current corporate slide presentation is presented. A copy of this slide presentation, dated January 2025, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 7, 2025, the Company issued a press release reporting safety data from all four cohorts of the single ascending dose, or SAD, portion of its ongoing Phase 1 clinical trial of CMP-CPS-001 in healthy volunteers and highlighting certain other recent corporate updates and key upcoming milestones. The full text of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Slide presentation, dated January 2025.
99.2	Press release, dated January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: President and Chief Executive Officer

Date: January 7, 2025